ADDENDUM TO LICENSE AGREEMENT

     This Addendum to License Agreement (hereinafter "ADDENDUM"), entered into as of this __ day of December, 1999, supplements the License Agreement (hereinafter referred to as "AGREEMENT"), dated December 11, 1998, by and between Med-Design Corporation (hereinafter referred to as "LICENSOR") and Becton, Dickinson and Company (hereinafter referred to as "BECTON").

     WHEREAS, the parties desire to extend the term of the OPTION under the AGREEMENT, and the parties desire to include further products under the AGREEMENT in the OPTION;

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises, contained herein, and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, it is agreed by and between the parties hereto, as follows:

     1. In addition to the OPTION PRODUCTS set forth in the AGREEMENT, "OPTION PRODUCTS" as defined in the Agreement shall include further products (hereinafter "ADDITIONAL OPTION PRODUCTS"), as follows:

          (a) Safety Dental Injector for injecting medication from a pre-filled dental cartridge, using retractable needle technology, such as the devices in Appendix A;

          (b) Safety Blood Donor Needle using retractable needle technology and designed to operate with an expandable reservoir, such as the device in Appendix B;

          (c) Safety Arterial Blood Gas Syringe, fixed or staked needle, including ABG II Add-on using retractable needle technology, such as the device in Appendix C;

          (d) Safety Guidewire Introducer using retractable needle technology such as the device in Appendix D;

ADDENDUM
PAGE 2

          (e) Safety Vial Injector for injecting medication from a pre-filled vial, using retractable needle technology, such as the device in Appendix E;

          (f) Safety Tuberculine Syringe for injecting up to 1.0 cc of fluid, using retractable needle technology;

          (g) Safety Insulin Syringe for injecting insulin, using retractable needle technology.

          (h) Safety Spinal Needle for use in delivering or withdrawing fluid from the cerebrospinal fluid of the spinal column, using retractable needle technology; and

          (i) Safety Epidural Needle for use with a through-the-needle catheter to be used in delivering anesthetics to the epidural space, using retractable needle technology.

     2. The term of the OPTION under Article IX, Section 1, of the AGREEMENT, shall be extended for 45 days to January 26, 1999, for the five (5) OPTION PRODUCTS identified in Article 1, Section 13, of the AGREEMENT. The parties will negotiate in good faith and in a timely fashion for a license to such OPTION PRODUCTS that BECTON notifies LICENSOR it desires to license.

     3. At BECTON's option, LICENSOR agrees to grant to BECTON an exclusive worldwide license, to make, use, sell and sublicense any one or more of the ADDITIONAL OPTION PRODUCTS whether patented or not, at terms and conditions to be negotiated. BECTON's option under this Section will expire on March 10, 2000 unless BECTON notifies LICENSOR on or before that date that it is interested in acquiring a license on specific of the ADDITIONAL OPTION PRODUCTS. The parties upon BECTON sending such notice will negotiate in good faith and in a timely fashion during the subsequent fourteen (14) days the terms and conditions of such license with respect to the ADDITIONAL OPTION PRODUCTS set forth in such notice. During such fourteen (14) day period the provisions of Section 6 of this Addendum will apply to

ADDENDUM
PAGE 3

the ADDITIONAL OPTION PRODUCTS set forth in the notice. LICENSOR will have no further obligation to BECTON with respect to ADDITIONAL OPTION PRODUCTS after March 10, 2000 other than as provided in the previous two sentences with respect to ADDITIONAL OPTION PRODUCTS set forth in such notice. If no agreement is reached during such 14 day period BECTON's option under this Addendum for the ADDITIONAL OPTION PRODUCTS in the notice will expire. In the event BECTON acquires a license in one or more of the ADDITIONAL OPTION PRODUCTS, the parties will take such steps necessary, if any, to vest within BECTON ownership to rights under U.S. Patent 4,900,307 with respect to such ADDITIONAL OPTION PRODUCT. In the event BECTON does not acquire a license with respect to any one or more of the ADDITIONAL OPTION PRODUCTS, the parties will take such steps necessary, if any, to vest within LICENSOR a limited non-exclusive, paid-up royalty free license to make, use and sell and license the non-elected ADDITIONAL OPTION PRODUCTS under U.S. Patent 4,900,307. The parties may extend the option granted hereunder by mutual agreement.

     4.LICENSOR agrees to disclose in writing to BECTON, before December 31, 1999, subject to the confidentiality conditions of Article XII, paragraph 7, of the AGREEMENT, all material information, including, but not limited to patent applications, specifications, designs and prototypes for the ADDITIONAL OPTION PRODUCTS, not previously disclosed to BECTON for BECTON's consideration and to promptly disclose to BECTON material information developed hereafter on the ADDITIONAL OPTION PRODUCTS as the products are further developed by LICENSOR.

     5. BECTON shall pay LICENSOR a payment of One Million Five Hundred Thousand Dollars ($1,500,000) (hereinafter the "Addendum Payment") within five (5) days from the date of execution of this ADDENDUM. The Addendum Payment will be applied to any non-refundable, up-front license fee under any license agreement entered into between the parties relative to one or more of the OPTION PRODUCTS or ADDITIONAL OPTION PRODUCTS. In the event the non-refundable licensing fees under such licenses, if any, are less than the

ADDENDUM
PAGE 4

Addendum Payment or no license agreement is entered into, BECTON will have the right until December 31, 2002 to elect with respect to the balance, i.e. the difference between the Addendum Payment and the licensing fees paid under any license agreement entered into between the parties relative to one or more of the OPTION PRODUCTS or ADDITIONAL OPTION PRODUCTS (hereinafter the "Balance Amount"), the following:

          (a) to apply the Balance Amount toward any other up-front, non-refundable payment for a license agreement that BECTON and LICENSOR may enter into after the execution of this Addendum and prior to December 31, 2002. or

          (b) to have it applied to any money owed to LICENSOR under any future manufacturing or development agreement between BECTON and LICENSOR at a rate of 50% of the amount owing to LICENSOR, provided however that, LICENSOR shall not be required to work under such manufacturing or development agreement below its costs and expenses, and provided still further that, if the one half (50%) ratio set forth above is not acceptable to LICENSOR during the negotiations for such manufacturing and development agreement, then the parties will seek to agree to another ratio based on reasonable commercial practices.

Becton may at any time after the expiration of the options described herein and prior to December 31, 2002, elect either:

          (c) to receive a payment from LICENSOR of one-half of the then remaining Balance Amount, or

(d) to apply one half of the then remaining Balance Amount toward the purchase of stock in LICENSOR at the then current market price or, alternatively, that the Balance Amount be applied toward the purchase of stock in LICENSOR at a 100% premium to the then current market price (that is, twice the then current market price), provided however that, in no event will the purchase price of the stock under this subparagraph be less than 30% below the closing price

ADDENDUM
PAGE 5

of the stock on 12/10/99,

the remainder of the Addendum Payment will be retained by LICENSOR.

     6. LICENSOR agrees that for the 45 day extension period under paragraph 2 relative to the OPTION PRODUCTS under Article IX, LICENSOR will not negotiate to license or sell the OPTION PRODUCTS to any third party, and for the 90 day period relative to the ADDITIONAL OPTION PRODUCTS under paragraph 1 hereof, LICENSOR will not negotiate to license or sell the ADDITIONAL OPTION PRODUCTS to any third party.

     7. (a) LICENSOR represents and warrants that it has the right to grant the rights set forth in this Addendum and is able to enter into this Addendum and become bound by the terms hereof.

          (b) LICENSOR represents and warrants that it knows of no patent and patent applications owned by a third party that would be infringed by making, using, offering for sale, sale or importing of one of the OPTION PRODUCTS.

          (c) LICENSOR represents and warrants that is has not received any notice whether written or oral, that the OPTION PRODUCTS infringe any patents or patent applications of a third party.

          (d) LICENSOR represents and warrants that it is under no obligation to any third party that would interfere with its representatives or obligations under this Addendum.

          (e) LICENSOR represents and warrants that it has complied in all material respects with its obligations under the first sentence of Article IX, Section 1.

     8. Other than as set forth above, the terms and conditions of the AGREEMENT shall govern

ADDENDUM
PAGE 6

the rights and duties of the parties.

     The parties, intending to be legally bound, indicate their agreement to the foregoing at the places provided below.


The Med-Design Corporation             Becton, Dickinson and Company

By: _______________________            By: _________________________
    James M. Donegan                       Name:
    President                              Its:


Date: _____________________            Date: _______________________